UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 25, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2025, Golden Matrix Group, Inc. (the “Company”) entered into a Severance and Release Agreement (the “Severance Agreement”) with its Chief Executive Officer, Anthony Brian Goodman, pursuant to which (i) the Company and Mr. Goodman mutually agreed to terminate Mr. Goodman’s employment with the Company effective as of December 12, 2025, unless otherwise agreed between the parties (the “Termination Date”), and (ii) the Company agreed to pay Mr. Goodman a $951,750 severance payment (representing eighteen months of Mr. Goodman’s base salary ($434,500), plus Mr. Goodman’s 2025 targeted bonus ($300,000)) (the “Severance Payment”) and $46,792 in accrued, unused vacation pay (the “Accrued Vacation Pay”). Of the Severance Payment and Accrued Vacation Pay, $60,000 will be paid to Mr. Goodman’s superannuation fund, $401,215 will be paid to the Australian Tax Office, and the balance of $537,327 will be held in escrow by The McGeary Law Firm, P.C. (the “Escrow Agent”) in accordance with an Escrow Agreement between the Company, Mr. Goodman, and Escrow Agent (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the Escrow Agent will release the escrowed funds to Mr. Goodman and a resignation letter signed by Mr. Goodman to the Company on the Termination Date, subject to the Company providing written confirmation that Mr. Goodman has not exercised his right to revoke the Severance Agreement prior to the Termination Date.

Pursuant to the Severance Agreement, the Company will use commercially reasonable efforts to reasonably assist Mr. Goodman in the conversion of his shares of Series B Preferred Stock into shares of Company common stock, which efforts will consist solely of authorizing the Company’s transfer agent to issue and transfer such shares upon any such conversion, subject to receipt of appropriate documentation. We also agreed to reimburse Mr. Goodman up to $10,000 in attorney’s fees and costs incurred in connection with the Severance Agreement. All unvested restricted stock units (RSUs) previously granted to Mr. Goodman will become 100% vested as of the Termination Date. Until the Termination Date, Mr. Goodman will continue to receive his Company salary and benefits and will cooperate with the Company to transition out of and away from his day-to-day duties and responsibilities as Chief Executive Officer.

The Severance Agreement includes a customary mutual release and additional customary confidentiality and mutual non-disparagement provisions, subject to customary exclusions. Mr. Goodman is also prohibited, for a period of one year from the Termination Date, from (i) soliciting any current senior executive of the Company or any customers of the Company with whom Mr. Goodman has worked or had access to during the twelve months prior to the Termination Date for the purpose of offering directly competing products or services, or (ii) without the Company’s consent, accepting a role as President or Chief Executive Officer with a direct competitor of the Company where the primary duties involve the operation of a Business to Consumer or Business to Business online casino, sports book and online raffles that directly competes with the Company (but Mr. Goodman will be able to maintain his roles and titles with Elray Resources Inc, Articulate Pty Ltd, and Luxor Capital LLC).

Mr. Goodman and Global Technology Group Pty Ltd., the Company’s wholly-owned Australian subsidiary, also entered into a Deed of Settlement and Release Without Prejudice and Subject to Contract (the “Subsidiary Release”), which is included as an exhibit to the Severance Agreement. The Subsidiary Release includes certain continuing confidentiality obligations of Mr. Goodman and a release by Mr. Goodman in favor of the subsidiary.

The foregoing summary of the Severance Agreement (including the Subsidiary Release) and the Escrow Agreement is a summary only and is qualified in its entirety by reference to the Severance Agreement and the Escrow Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated by reference into this Item 1.01 in their entirety.

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Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above relating to the termination of Mr. Goodman’s employment with the Company is incorporated into this Item 1.02 by reference.

As a result of the Separation Agreement, discussed in Item 1.01, above, Mr. Goodman’s First Amended and Restated Employment Agreement with the Company, dated on or about September 16, 2022, as amended to date, will be terminated, effective as of the Termination Date. No material early termination penalties were incurred by the Company in connection with such termination, except as discussed in Item 1.01, above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 and Item 1.02 above relating to the termination of Mr. Goodman’s employment with the Company is incorporated into this Item 5.02 by reference.

As discussed above, on November 25, 2025, and effective as of the Termination Date, Mr. Goodman resigned as President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer, and as a member of the Board of Directors of the Company and each of its subsidiaries.

On November 26, 2025, the Board of Directors appointed Mr. William Scott, the current Executive Chairman of the Board of Directors of the Company, as Interim Chief Executive Officer and Principal Executive Officer of the Company, to fill the vacancy left by Mr. Goodman’s resignation on an interim basis, which appointment will be effective on the Termination Date. Mr. Scott will also continue to serve as Executive Chairman of the Company.

Mr. Scott’s business experience and age, are included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 23, 2025 (the “Proxy Statement”), under “Board of Directors—Director Nominees”, and are incorporated by reference herein.

Mr. Scott is not a party to any material plan, contract or arrangement (whether or not written) with the Company, nor are there any arrangements or understandings between Mr. Scott and any other person pursuant to which Mr. Scott was selected to serve as a director or officer of the Company, except for an indemnification agreement entered into between Mr. Scott and the Company in the Company’s customary form (discussed an described in greater detail in the Proxy Statement under “Certain Relationship and Related Transactions—Indemnification Agreements”), the Amended and Restated Nominating and Voting Agreement dated January 29, 2025, by and between the Company, Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “MeridianBet Sellers”)(discussed and described in the Proxy Statement under “Voting Rights and Principal Stockholders—Nominating and Voting Agreement”, which description is incorporated by reference herein), and the designation of the Company’s Series C Preferred Stock (discussed and described in the Proxy Statement under “Voting Rights and Principal Stockholders—Series C Preferred Stock”, which description is incorporated by reference herein), pursuant to which Mr. Scott was appointed to the Board of Directors as a Series C Preferred Stock nominee by the MeridianBet Sellers. Mr. Scott is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as discussed above. There are no family relationships between any director or executive officer of the Company, including Mr. Scott.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Severance and Release Agreement dated November 25, 2025, by and between Golden Matrix Group, Inc. and Anthony Brian Goodman.
10.2*	Escrow Agreement dated November 25, 2025, by and between Golden Matrix Group, Inc., Anthony Brian Goodman, and The McGeary Law Firm, P.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 2, 2025	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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